UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event report) April 25, 2006
CITIZENS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

KENTUCKY	0-20148	61-1187135
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12910 SHELBYVILLE ROAD
LOUISVILLE, KENTUCKY 40243
(Address of principal executive offices)

Registrant’s telephone number, including area code: (502) 244-2420

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

5

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2006, the Registrant entered into an Aircraft Use Agreement with S M C Advisors, Inc., (“SMC”) a related entity, effective as of May 1, 2006, pursuant to which Registrant is granted certain rights to use the CitationShares CES 680 (Sovereign) aircraft (the “Aircraft”) in which SMC has an interest. SMC is an investment advisory entity of which Darrell R. Wells, the Registrant’s principal shareholder, Board Chairman, President and Chief Executive Officer, is the principal officer, a director, and the sole shareholder. Frank T. Kiley, one of Registrant’s directors, is also an officer and director of SMC.

Pursuant to the Aircraft Use Agreement, Registrant will be entitled to use up to ten (10) flight hours per year of the fifty (50) flight hours allocated to SMC. In return, Registrant will reimburse SMC for twenty percent (20%) of the fixed costs related to SMC’s interest in the Aircraft as well as any variable costs attendant to Registrant’s actual use of the Aircraft. In addition, on a quarterly basis, Registrant will pay SMC a capital charge that is determined by multiplying (i) Registrant’s pro rata usage rate (20%) multiplied by the purchase price for which SMC acquired its interest in the Aircraft ($915,000), or $183,000, by (ii) the greater of six percent (6%) or the prime rate established by National City Bank of Kentucky. The interest rate used to calculate the capital charge will be reset quarterly.

A copy of the Aircraft Use Agreement is attached hereto as Exhibit 10.31, and is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

 Exhibit Number         Description of Exhibit

10.31	Aircraft Use Agreement dated as of April 25, 2006 between S M C Advisors, Inc. and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Corporation
Registrant
Date: April 27, 2006

By: Len E. Schweitzer
/s/ Len E. Schweitzer Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.31	Aircraft Use Agreement dated as of April 25, 2006 between S M C Advisors, Inc. and the Company